UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 25, 2014

Western Asset Premier Bond Fund

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

811-10603	60-0000119
(Commission File Number)	(IRS Employer Identification No.)

620 Eighth Avenue, 49th Floor, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(888) 777-0102

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The Board of Trustees of the Fund approved amendments to the Fund’s By-laws, the text of which is attached hereto as Exhibit 99.1, to clarify the timing requirements that apply to annual meetings of shareholders of the Fund and, specifically, that an annual meeting of shareholders may be held on any date within the timeframes permitted by any national securities exchange on which the Fund’s shares principally trade.

The information disclosed under this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under Section 18 and shall not be deemed to be incorporated by reference into any filing of the Fund under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On March 21, 2014, Western Asset Premier Bond Fund (the “Fund”) issued a press release, the text of which is attached hereto as Exhibit 99.2, stating that the Board of Trustees of the Fund has authorized and recommended amendments to the Fund’s By-laws that, if approved by holders of the Fund’s auction rate preferred shares (“ARPS”), would facilitate an issuer tender offer for the Fund’s outstanding ARPS. The Fund filed a preliminary proxy statement related to such proposed amendments to the Fund’s By-laws, attached hereto as Exhibit 99.3, on March 21, 2014.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Amendments to Fund’s By-laws

99.2	Press Release of the Fund, dated March 21, 2014

99.3	Preliminary Proxy Statement on Schedule 14A (incorporated by reference to the Fund’s Schedule 14A filing on March 21, 2014)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Asset Premier Bond Fund

Date: March 21, 2014	By:	/s/ Richard M. Wachterman
	Name:	Richard M. Wachterman
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendments to Section 10.2 of the Fund’s By-laws

99.2	Press Release of the Fund, dated March 21, 2014

99.3	Preliminary Proxy Statement on Schedule 14A (incorporated by reference to the Fund’s Schedule 14A filing on March 21, 2014)